FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Fifth Amendment") dated as of September 30, 2002, is among SESI, L.L.C., as Borrower, SUPERIOR ENERGY SERVICES INC., as Parent, BANK ONE, NA as Agent, WELLS FARGO BANK TEXAS, N.A., as Syndication Agent, WHITNEY NATIONAL BANK, as Documentation Agent, and the lenders party hereto, who agree as follows:

RECITALS

A.	The Borrower, Parent, Agents and the lenders a party thereto (the "Lenders") have executed an Amended and Restated Credit Agreement dated as of December 31, 2000 (as amended to date, the "Credit Agreement") providing for a revolving line of credit of up to $75,000,000, a term loan one in the, original principal amount of $50,000,000, and a term loan two in the original principal amount of $32,000,000 (collectively, the "Loans").

B.	The Borrower, Parent, Agents and the Lenders executed (i) a First Amendment to Amended and Restated Credit Agreement (the "First Amendment") dated as of May 2, 2001 which (x) increased the maximum amount of the revolving loan from $60,000,000 to $70,000,000, and (y) combined term loan one and term loan two into a single term loan in the principal amount of $50,000,000; (ii) a Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment") dated as of November 14, 2001 which increased the restriction on capital expenditures from $35,000,000 to $85,000,000 for the fiscal year ending December 31, 2001 and to $50,000,000 for the fiscal year ending December 31, 2002 and then back to $35,000,000 for each fiscal year thereafter; (iii) a Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment") dated as of November 16, 2001, which increased the maximum amount of the revolving loan from $70,000,000 to $75,000,000 and made a new term loan to Borrower in the principal amount of $32,000,000; and (iv) a Fourth Amendment to Amended and Restated Credit Agreement (the "Fourth Amendment") dated as of June 11, 2002, which increased the maximum capital expenditures and added certain other provisions relating to transactions with affiliates and the creating of new subsidiaries in connection with that certain loan from Agent and certain lenders to Lamb Energy Services, L.L.C., which loan was guaranteed in part by the Borrower and the Parent.

C.	Borrower has requested an additional modification to the Credit Agreement relating to maximum capital expenditures, the maximum leverage ratio and to certain issues relating to the issuance of letters of credit.

D.	The Agent and the Lenders are willing to accept the Borrower's requests on the terms and conditions set forth below.

E.	Capitalized terms used in this Fifth Amendment and not otherwise defined in this Fifth Amendment shall have the meanings set forth in the Credit Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and undertakings herein contained, the Borrower, Parent, Agents and Lenders hereby agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT

Section 1. Section 2.3.1 (Issuance of Letters of Credit) of the Credit Agreement is hereby amended to read as follows:

2.3.1 Issuance of Letters of Credit. From and including the Closing Date, the Agent or, with the approval of the Borrower, any Lender (the "Issuing Lender") shall issue one or more standby Letters of Credit for the account of the Borrower or any of its Subsidiaries, pursuant to the Issuing Lender's standard form of application for standby letters of credit. The aggregate face amount of all outstanding Letters of Credit (i) shall constitute a portion of the Aggregate Revolving Loan Commitments (thereby reducing the Revolving Loan Commitments available for Revolving Loans on a dollar‑for‑dollar basis), and (ii) shall not exceed $10,000,000. If the expiry date of a Letter of Credit is initially after the Revolving Loan Termination Date, and if the Revolving Loan Termination Date is not extended to a date after the expiry date of the Letter of Credit, then the Borrower shall, not later than five Business Days prior to the Revolving Loan Termination Date, either cause the Letter of Credit to be returned to the Issuing Lender, or secure the Letter of Credit by delivering to the Issuing Lender, for the benefit of the Lenders, one of the following: (i) cash in the face amount of the Letter of Credit which shall be held in pledge until the Letter of Credit is paid or expires without being drawn upon; or (ii) a backup letter of credit issued by a financial institution acceptable to the Agent and Issuing Lender in their sole discretion, for the benefit of the Issuing Lender, in the face amount of the Letter of Credit and on terms satisfactory to the Agent and the Issuing Lender.

Section 2. Section 6.19.2 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended to read as follows:

6.19.2 Maximum Leverage Ratio. The Parent will not permit the ratio (the "Leverage Ratio"), determined on a Pro Forma Basis, of (i) Indebtedness (excluding the funded portion of any Indebtedness guaranteed by the Federal Maritime Administration that is held in escrow and not yet available to the Borrower) as of the end of each fiscal quarter to (ii) EBITDA for the four fiscal quarters ending with such fiscal quarter, to be greater than the following for the periods indicated:

Period	Maximum Leverage Ratio
July 1, 2002 through
and including June 30, 2003	3.50 to 1.00
July 1, 2003 through
and including September 30, 2003	3.25 to 1.00
October 1, 2003 through
Revolving Loan Termination Date	3.00 to 1.00

Section 3. Section 6.19.4 (Maximum Capital Expenditures) of the Credit Agreement is hereby amended to read as follows:

Section 6.19.4 Maximum Capital Expenditures. The Parent will not permit Capital Expenditures (on a consolidated but non‑cumulative basis) of the Parent, the Borrower and their Subsidiaries (i) during the fiscal year ending December 31, 2001 to be greater than $85,000,000, (ii) during the fiscal year ending December 31, 2002 to be greater than $110,000,000, (iii) during the fiscal year ending December 31, 2003 to be greater than $65,000,000 and (iv) during any fiscal year thereafter to be greater than $35,000,000.

II. MISCELLANEOUS

Section 1.         The Borrower and Parent certify and acknowledge that (i) except with respect to date specific representations and warranties, all the representations and warranties made by or on behalf of the Borrower, Parent and Subsidiaries set forth in the Credit Agreement are true and correct, in all material respects, as of the date of this Fifth Amendment; (ii) the Borrower and the Parent are in compliance with all of the covenants, terms and conditions of the Credit Agreement; and (iii) no Unmatured Default or Default has occurred or is continuing.

Section 2. Each of the Subsidiaries hereby consents to this Fifth Amendment and agrees that its Subsidiary Guaranty in favor of the Agent and the Lenders remains in full force and effect.

Section 3.         The Borrower and the Parent agree to execute (and cause their Subsidiaries) to execute any and all other documents reasonably required by the Agent, including without limitation, the amendment of any Loan Documents, to conform to the provisions of this Fifth Amendment.

Section 4.         The Borrower agrees to pay the Agent, for the ratable benefit of the Lenders, an amendment fee equal to 0.20% of the Aggregate Revolving Loan Commitment plus the principal amounts outstanding on Term Loan One.

Section 5.         Except as otherwise specifically amended hereby, all of the covenants, terms and conditions of the Credit Agreement shall remain in full force and effect. Any references to the Credit Agreement contained in the Notes or any other Loan Documents shall refer to the Credit Agreement, as amended by this Fifth Amendment.

Section 6.         This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart. This Fifth Amendment shall be effective when it has been executed by the Parent, the Borrower, the Agents and the Lenders.

Section 7.         This Fifth Amendment shall be governed by and construed in accordance with the internal law (but not the law of conflicts) of the State of Louisiana, but giving effect to federal laws applicable to national banks.

IN WITNESS WHEREOF, the Parent, the Borrower, the Agents and the Lenders have executed this Agreement as of the date first above written.

BORROWER:	SESI, L.L.C.

By: Superior Energy Services, Inc.,
Member Manager

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Chief Financial Officer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Chief Financial Officer

SUBSIDIARIES:	ACE RENTAL TOOLS, L.L.C.
BLOWOUT TOOLS, INC.
CONCENTRIC PIPE AND TOOL RENTALS, L.L.C.
CONNECTION TECHNOLOGY, L.L.C.
DRILLING LOGISTICS, L.L.C.
ENVIRONMENTAL TREATMENT TEAM, L.L.C.
F. & F. WIRELINE SERVICE, L.L.C.
FASTORQ, L.L.C.
H.B. RENTALS, L.C.
INTERNATIONAL SNUBBING SERVICES, L.L.C.
NON‑MAGNETIC RENTAL TOOLS, L.L.C.
OIL STOP, L.L.C.
PRODUCTION MANAGEMENT
INDUSTRIES, L.L.C.
SELIM LLC
SEGEN LLC
STABIL DRILL SPECIALTIES, L.L.C.
SUB‑SURFACE TOOLS, L.L.C.
SUPERIOR ENERGY SERVICES, L.L.C.
TECHNICAL LIMIT DRILLSTRINGS, INC.
WILD WELL CONTROL, INC.
WORKSTRINGS, L.L.C.
1105 PETERS ROAD, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Vice President and Treasurer

SE FINANCE LP

By: SEGEN LLC, its General Partner

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Manager

AGENT AND LENDER:	BANK ONE, NA (Chicago Main Office)

By: /s/ Steve D. Nance
Name: Steven D. Nance
Title: Vice President

SYNDICATION AGENT AND LENDER:	WELLS FARGO BANK TEXAS, N.A.

By: /s/ Scott J. Gildea
Name: Scott J. Gildea
Title: Assistant Vice President

DOCUMENTATION AGENT AND LENDER:	WHITNEY NATIONAL BANK

By: /s/ Hollie L. Ericksen
Name: Hollie L. Ericksen
Title: Vice President

LENDER	CREDIT SUISSE FIRST BOSTON

By: /s/ James P. Moran
Name: James P. Moran
Title: Director

By: /s/ Ian W. Nalitt
Name: Ian W. Nalitt
Title: Associate

LENDER:	HIBERNIA NATIONAL BANK

By: /s/ Stephen Birnbaum
Name: Stephen Birnbaum
Title: Vice President

LENDER:	PNC BANK, NATIONAL ASSOCIATION

By: /s/ Doug Clark
Name: Doug Clark
Title: Vice President

LENDER:	BANK OF SCOTLAND

By: Joseph Fratus
Name: Joseph Fratus
Title: First Vice President

LENDER:	UNION PLANTERS BANK

By: /s/ Mark R. Phillips
Name: Mark R. Phillips
Title: Senior Vice President

LENDER:	NATEXIS BANQUES POPULAIRES

By: /s/ Timothy L. Polvado
Name: Timothy L. Polvado
Title: Vice President and Group Manager

By: /s/ Louis P. Laville, III
Name: Louise P. Laville, III
Title: Vice President and Group Manger